EXHIBIT 99.1

Press release	Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004 Phone 678-867-8000
Date: July 24, 2003	Fax 678-867-8100 Contact: Mary K. Waggoner Vice President – Investor and Public Relations 678-867-8004 mary.waggoner@certegy.com

FOR IMMEDIATE RELEASE

CERTEGY REPORTS SECOND QUARTER EARNINGS

DILUTED EPS OF $0.35, REVENUE OF $247.4 MILLION

Alpharetta, GA, July 24, 2003 – Certegy Inc. (NYSE:CEY) today reported second quarter 2003 diluted earnings per share of $0.35 on revenue of $247.4 million, operating income of $37.4 million and net income of $23.0 million.

“The second quarter results were in line with our expectations. Our domestic and international businesses, outside of South America, continue to generate strong growth,” stated Lee Kennedy, president, chairman and chief executive officer of Certegy. “The consolidated growth rates reflect the impact of previously reported customer deconversions, and will continue to do so through the first quarter of next year. Soft domestic consumer spending, which primarily impacts our check business, also affected our second quarter growth.”

SECOND QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2003 second quarter results as compared to 2002, are as follows:

•	Revenue declined 3.1% to $247.4 million.
•	Operating income of $37.4 million declined 2.4%.
•	Interest expense declined 6.9% to $1.6 million.
•	Net income increased by 0.1% to $23.0 million.
•	Diluted earnings per share of $0.35 increased by 6.1%.
•	Total debt outstanding was $185.0 million at June 30, 2003, and $175.0 million at July 24, 2003.

SEGMENT RESULTS

Card Services generated revenue of $160.3 million in the second quarter of 2003, or 7.1% below the 2002 quarter. Strong revenue growth of 9.3% in North American card issuing and double-digit growth in the U.K. and Australian operations was offset by declines in South American card issuing revenue and domestic merchant processing revenue. Card Services’ operating income of $31.9 million increased 2.3% compared to the prior-year quarter. Strong card issuing revenue growth outside South America and efficiency gains drove a 180 basis point improvement in Card Services’ margin.

Check Services generated revenue of $87.1 million in the second quarter of 2003, an increase of 5.1% over the 2002 quarter. Weakness in domestic retail sales continues to impact revenue growth. Check Services’ operating income of $9.0 million declined by $2.2 million compared to the corresponding 2002 quarter due to $0.6 million in incremental check cashing start-up costs, the write-off of a $0.9 million receivable and a $0.7 million, or approximately 6.2%, decline in core business profitability caused by soft retail sales volume.

Corporate expense of $3.5 million decreased by $0.6 million compared to the 2002 second quarter. The decrease is due to the timing of certain administrative costs and the $0.4 million market value recovery of collateral assignments in life insurance policies.

BUSINESS HIGHLIGHTS

Certegy’s global card base totaled 45.1 million at quarter-end. Domestic card issuing transaction volumes increased by 9.8% over the prior-year quarter, driven primarily by 18.2% growth in debit card transactions. The company recently expanded its product offering to include Visa branded pre-paid debit cards and is scheduled to introduce teen and payroll cards in August. This new product launch is consistent with the Company’s strategy to provide the most comprehensive range of products and services to its customer base of more than 6,000 financial institutions.

Sales of Certegy’s PayNet check products continue to gain traction. Recent signings for electronic check/ACH services for online and telephone orders include Walmart.com and Shop at Home Network.

THIRD QUARTER 2003 ACCOUNTING CHANGE

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“FIN 46”). While we continue to evaluate the potential impact, we currently estimate the adoption of FIN 46 will result in a cumulative effect of accounting change expense of approximately $0.02 per diluted share in the third quarter of 2003. FIN 46 is not expected to have a material impact on the Company’s ongoing financial results. Item 11 of the supplemental information attached to this press release provides further detail.

OUTLOOK

Certegy reiterated its earnings per diluted share guidance of $1.52 to $1.55, excluding year-to-date charges of $0.12 per diluted share and the third quarter $0.02 per diluted share cumulative effect of accounting change. Certegy also provided third quarter 2003 diluted earnings per share guidance of $0.38 to $0.40, excluding the cumulative effect of accounting change.

TELECONFERENCE

Management will host a teleconference to discuss second quarter earnings on Thursday, July 24, 2003, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website one hour after the call ends through 10:00 p.m. Eastern time August 7, 2003.

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The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. The factors that could, either individually or in the aggregate, affect our performance include the following, which are described in greater detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2002 Annual Report on Form 10-K filed with the SEC: Our ability to maintain or improve our competitive positions against current and potential competitors; the level of economic growth or other factors affecting demand for our products and services; loss of key customer contracts or strategic relationships; changes in regulation or industry standards applicable to our businesses or those of our customers; risks associated with investments and operations in foreign countries, including exchange rate fluctuations and local political, social, and economic factors, and those other risks listed in the above-referenced section of our Form 10-K.

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Certegy (NYSE:CEY) provides credit and debit card processing, check risk management and check cashing services, and merchant processing to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, Canada, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated $1.0 billion in revenue in 2002. For more information on Certegy, please visit www.certegy.com.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2003	2002

Revenues	$247,392	$255,369

Operating expenses(1):
Costs of services	180,977	189,131
Selling, general and administrative	29,450	27,920
Other(2)	(437)	—

	209,990	217,051

Operating income	37,402	38,318
Other income, net	828	587
Interest expense	(1,628)	(1,748)

Income before income taxes	36,602	37,157
Provision for income taxes	(13,634)	(14,213)

Net income	$22,968	$22,944

Basic earnings per share	$0.35	$0.33

Average shares outstanding	65,536	69,052

Diluted earnings per share	$0.35	$0.33

Average shares outstanding	66,077	70,404

Revenues and operating income of the Company's reportable segments for the three months ended June 30, 2003 and 2002 are as follows:

	Three Months Ended June 30,
Revenues:	2003	2002

Card Services	$160,316	$172,512
Check Services	87,076	82,857

	$247,392	$255,369

Operating income(2):
Card Services	$31,867	$31,146
Check Services	8,999	11,226

	40,866	42,372
General corporate expense	(3,464)	(4,054)

	$37,402	$38,318

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other items of $0.4 million ($0.3 million after-tax, or $0.004 per diluted share) included in Corporate expense in the second quarter of 2003 represent a market value recovery of the Company's collateral assignment in life insurance policies held for the benefit of certain employees.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2003	2002

Revenues	$487,561	$490,211

Operating expenses(1):
Costs of services	357,034	368,239
Selling, general and administrative	59,966	55,873
Other(2)	12,203	—

	429,203	424,112

Operating income	58,358	66,099
Other income, net	983	771
Interest expense	(3,309)	(3,726)

Income before income taxes	56,032	63,144
Provision for income taxes	(20,872)	(24,153)

Net income	$35,160	$38,991

Basic earnings per share	$0.54	$0.57

Average shares outstanding	65,687	68,968

Diluted earnings per share	$0.53	$0.56

Average shares outstanding	66,170	70,200

Revenues and operating income of the Company's reportable segments for the six months ended June 30, 2003 and 2002 are as follows:

	Six Months Ended June 30,
Revenues:	2003	2002

Card Services	$317,492	$329,731
Check Services	170,069	160,480

	$487,561	$490,211

Operating income(2):
Card Services	$51,825	$55,790
Check Services	14,973	18,562

	66,798	74,352
General corporate expense	(8,440)	(8,253)

	$58,358	$66,099

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other charges of $12.2 million ($7.7 million after-tax, or $0.12 per diluted share) in the first six months of 2003 include $9.6 million of early termination costs associated with a data processing contract, $2.7 million of charges related to the downsizing of our Brazilian card operation, and $(0.1) million of other items. See Item 5 in the Supplemental information for details of these charges by segment.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2003 AND DECEMBER 31, 2002

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,819	$14,166
Settlement deposits	28,284	27,104
Trade accounts receivable, net of allowance for doubtful accounts of $1,756 and $2,628, respectively	90,675	104,597
Settlement receivables	120,061	78,636
Claims recoverable	34,618	50,309
Other current assets	34,355	37,188

Total current assets	347,812	312,000
Property and equipment, net	37,929	38,637
Goodwill, net	186,080	168,956
Other intangible assets, net	29,221	31,342
Systems development and other deferred costs, net	110,655	96,706
Other assets, net	57,372	54,500

Total assets	$769,069	$702,141

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$23,632	$22,916
Settlement payables	148,345	105,740
Claims payable	27,650	48,306
Accrued salaries and bonuses	9,918	10,639
Income taxes payable	14,347	8,545
Other current liabilities	65,808	54,784

Total current liabilities	289,700	250,930
Long-term debt	185,000	214,200
Deferred income taxes.	33,327	32,801
Other long-term liabilities	7,377	5,767

Total liabilities	515,404	503,698

Shareholders' equity:
Common stock	695	695
Paid-in capital	248,362	249,115
Retained earnings	175,712	140,552
Deferred compensation	(12,690)	(9,116)
Accumulated other comprehensive loss	(85,884)	(114,799)
Treasury stock	(72,530)	(68,004)

Total shareholders' equity	253,665	198,443

Total liabilities and shareholders' equity	$769,069	$702,141

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002

Cash flows from operating activities:
Net income	$35,160	$38,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,062	19,637
Noncash other charges	2,233	—
Other, net	1,893	2,076
Deferred income taxes	748	6,679
Changes in assets and liabilities:
Accounts receivable, net	17,447	16,539
Current liabilities, excluding settlement and claims payables	12,598	(7,759)
Claims accounts, net	(2,865)	(7,408)
Other current assets	176	(1,640)
Other long-term liabilities	1,607	444
Other assets	(4,113)	1,690

Net cash provided by operating activities	84,946	69,249

Cash flows from investing activities:
Capital expenditures	(23,570)	(26,850)

Net cash used in investing activities	(23,570)	(26,850)

Cash flows from financing activities:
Net repayments of long-term debt	(29,200)	(48,000)
Proceeds from exercise of stock options	1,050	12,298
Treasury stock purchases	(11,796)	(11,408)
Other	—	(163)

Net cash used in financing activities	(39,946)	(47,273)

Effect of foreign currency exchange rates on cash	4,223	(1,408)

Net cash provided (used)	25,653	(6,282)
Cash and cash equivalents, beginning of period	14,166	27,674

Cash and cash equivalents, end of period	$39,819	$21,392

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Issuer Services	$107,648	$116,145	$110,573	$114,130	$448,496	$113,470	$114,298
Check Services	77,623	82,857	86,897	99,688	347,065	82,993	87,076
Merchant Processing Services	48,566	54,248	54,104	45,988	202,906	40,385	43,679
Software and Support	1,005	2,119	2,932	3,445	9,501	3,321	2,339

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Domestic	$190,106	$208,711	$209,988	$215,802	$824,607	$195,090	$208,169
International	44,736	46,658	44,518	47,449	183,361	45,079	39,223

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392

3.	Revenues are comprised of the following (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr

Product and Service Fees	$180,310	$192,809	$194,984	$212,002	$780,105	$191,527	$193,657
Interchange Fees	39,475	43,932	43,834	35,391	162,632	31,699	34,508
Reimbursable Expenses	15,057	18,628	15,688	15,858	65,231	16,943	19,227

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392

In 2002, the Company adopted Emerging Issues Task Force Issue No. 01-14 ("EITF 01-14"), "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred," which required that reimbursements received for out-of-pocket expenses be reclassified as revenues. In 2002, the Company disclosed the quarterly amounts reclassified to revenues as required by the adoption of EITF 01-14 and certain other reclassifications, including service fees from collection activities related to our check guarantee business. Prior to the adoption of EITF 01-14, service fees were netted against collection expense in the consolidated statement of income. These fees are included in product and service fees above.

4.	Currency translation increased (decreased) revenues and operating income in the second quarter and the first six months of 2003 as compared with the prior year as follows (in thousands):

	Revenues
	1st Qtr	2nd Qtr	YTD
Card Services	$(3,243)	$489	$(2,754)
Check Services	1,533	1,442	2,975

	$(1,710)	$1,931	$221

	Operating Income, Before Charges			Operating Income, After Charges
	1st Qtr	2nd Qtr	YTD	1st Qtr	2nd Qtr	YTD
Card Services	$(580)	$636	$56	$811	$636	$1,447
Check Services	225	302	527	208	302	510

	$(355)	$938	$583	$1,019	$938	$1,957

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.	A reconciliation of the first six months of 2003 actual results to results excluding other charges is as follows (in thousands):

	Actual	Other Charges	Excluding Charges

Revenues	$487,561	$—	$487,561
Operating expenses	429,203	(12,203)	417,000

Operating income	58,358	12,203	70,561
Other income, net	983	—	983
Interest expense	(3,309)	—	(3,309)

Income before income taxes	56,032	12,203	68,235
Provision of income taxes	(20,872)	(4,546)	(25,418)

Net income	$35,160	$7,657	$42,817

Basic earnings per share	$0.54	$0.12	$0.65

Diluted earnings per share	$0.53	$0.12	$0.65

Other charges by segment are as follows:

	Card	Check	Corp	Total
Operating income, actual	$51,825	$14,973	$(8,440)	$58,358
Contract termination costs	8,757	865	—	9,622
Brazil downsizing	2,740	—	—	2,740
Other severance charges	—	156	—	156
Market value recovery of collateral assignment in life insurance policies	—	—	(315)	(315)

Operating income, excluding charges	$63,322	$15,994	$(8,755)	$70,561

6.	Check volumes in dollars are as follows (in millions):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr

Domestic	$7,107	$7,662	$7,683	$9,197	$31,649	$7,145	$7,499
International	734	805	832	934	3,305	761	811

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310

Guarantee	$5,931	$6,413	$6,533	$7,787	$26,664	$6,251	$6,606
Verification	1,910	2,054	1,982	2,344	8,290	1,655	1,704

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310

7.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2002				2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cards:
Domestic	21,850	22,014	22,246	22,497	22,749	23,010
International	21,317	21,960	23,970	24,182	23,094	22,054

	43,167	43,974	46,216	46,679	45,843	45,064

Accounts:
Domestic	16,699	16,889	17,111	17,089	17,411	17,642
International	18,937	19,302	20,538	20,766	19,977	19,014

	35,636	36,191	37,649	37,855	37,388	36,656

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

8. Merchant volumes in dollars and number of transactions are as follows:

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Dollars (in millions)	$2,169	$2,422	$2,409	$1,941	$8,941	$1,763	$1,882

Number of Transactions (in thousands)	30,940	33,658	33,627	25,883	124,108	20,616	21,743

9. Depreciation and amortization by segment is as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Services	$8,111	$7,918	$7,961	$7,896	$31,886	$7,715	$7,999
Check Services	1,809	1,616	1,632	1,515	6,572	1,801	2,001
Corporate	86	97	135	274	592	296	250

	$10,006	$9,631	$9,728	$9,685	$39,050	$9,812	$10,250

10. Capital expenditures and acquisitions are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Capital expenditures	$12,137	$14,713	$12,847	$9,264	$48,961	$8,432	$15,138

Acquisitions, net of cash acquired	$—	$—	$—	$10,433	$10,433	$—	$—

11. Third Quarter 2003 Accounting Change

FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" ("FIN 46"), which was effective July 1, 2003, impacts the accounting for synthetic leases. This new rule requires companies to consolidate and depreciate the leased property, as well as record the underlying debt obligation. While we continue to evaluate the potential impact of this accounting change, we currently estimate the adoption of FIN 46 will result in a cumulative effect of accounting change expense of approximately $0.02 per diluted share in the third quarter of 2003. This will be reported, as required, below EPS before accounting changes. FIN 46 is not expected to have a material impact on the Company's ongoing financial results, as more fully described in our First Quarter 2003 Form 10-Q.